SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2003

GUILFORD PHARMACEUTICALS INC.

(Exact name of registrant as specified in its
charter)

Delaware	0-23736	52-1841960

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

6611 Tributary Street
Baltimore, Maryland	21224

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 631-6300

(Former name or former address, if changed since last report)

Exhibit Index is on page 3.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.          Acquisition or Disposition of Assets

     On October 28, 2003, the Company acquired the rights to AGGRASTAT® Injection (“AGGRASTAT®”), from Merck and Co., Inc. (“Merck”), in the United States and its territories, for a purchase price of $84 million, plus royalties on net sales of AGGRASTAT®, pursuant to an Asset Transfer and License Agreement (the “Asset Agreement”). From the closing until December 31, 2006, the Company does not pay royalties on net sales less than $40 million. On net sales above $40 million prior to December 31, 2006, and beginning on January 1, 2007, on all net sales of AGGRASTAT®, the Company pays royalties ranging from 5% to 20%, based upon the Company’s achievement of certain net sales thresholds. In connection with the acquisition of AGGRASTAT®, the Company entered into an agreement with Merck through 2014, to supply the Company with its requirements of AGGRASTAT® (the “Supply Agreement”). Additionally, until June 28, 2004, Merck has agreed to provide the Company with certain services related to the transition of AGGRASTAT® from Merck to the Company pursuant to a transition services agreement (the “Transition Agreement”). AGGRASTAT®, a glycoprotein GP IIb/IIIa receptor antagonist, is used for the treatment of acute coronary syndrome (ACS) including unstable angina, which is characterized by chest pain when one is at rest, and non-Q-wave myocardial infarction (MI).

     In order to finance the acquisition, the Company used $42.0 million of working capital and entered into a $42.0 million revenue interest financing arrangement with Paul Royalty Fund, L.P. and certain of its affiliated entities (collectively, “PRF”) pursuant to a revenue interest assignment agreement (the “Revenue Agreement”). Under the Company’s arrangement with PRF, from October 28, 2003, through December 31, 2006, PRF is entitled to receive 10% of the Company’s GLIADEL® and AGGRASTAT® net sales up to $75 million, and 2.5% of those annual net sales in excess of $75 million, and from January 1, 2007, through December 31, 2012 (the end of the term of the financing arrangement with PRF), these percentages are 17.5% and 3.5%, respectively. If combined GLIADEL® and AGGRASTAT® annual net sales are less than $48.3 million, $60.2 million, or $80.6 million in 2004, 2005, and 2006, respectively, then PRF will receive the higher of the minimum payments for such years described below or 12.5% of combined GLIADEL® and AGGRASTAT® net sales. If combined GLIADEL® and AGGRASTAT® annual net sales are less than $75 million in any of 2007 through 2012, then PRF will receive the higher of the minimum payments for such years described below, or 22.5% of combined GLIADEL® and AGGRASTAT® net sales. During each year of the term of the arrangement with PRF, PRF will be entitled to receive a portion of revenues from products that the Company may acquire in the future, or of AQUAVAN® Injection and GPI 1485 (each product candidates of the Company), in the case that the Company's calculated annual obligation(s) to make royalty payments under the Revenue Agreement (based upon the combined net sales of GLIADEL® and AGGRASTAT®) are less than $6.4 million for 2004, $7.6 million for 2005, $8.3 million for 2006, $15.3 million for 2007, $15.5 million for 2008, $15.8 million for 2009, $16.0 million for 2010, or $15.9 million for 2011 and 2012, respectively.

     The Company will pay PRF minimum payments of $5.0 million in 2004, $6.3 million in 2005, $7.5 million in 2006, $10.0 million in each of 2007-2009 and $12.5 million in each of 2010-2012. PRF is also entitled to receive portions of amounts payable to the Company on the resolution of future intellectual property disputes involving GLIADEL or AGGRASTAT and on the sale of ex-US marketing rights to GLIADEL. In addition to its revenue interest in the Company’s products or future products, as the case may be, PRF received five-year warrants to purchase 300,000 shares of the Company’s common stock at an exercise price of $9.15 per share.

     Also in connection with the Company’s arrangement with PRF, the Company has pledged cash and cash equivalents, such as marketable securities, to PRF, initially in the amount of $11.25 million (such pledged amount to be in the amount of the next eight quarters of minimum payments to PRF) as additional evidence of its liquidity. The Company may maintain this pledged account at its discretion; however, if the Company does not, it will be required to maintain at least $20 million of net working capital during the term of the agreement. If the Company does not maintain the pledged account or it does not have $20 million of net working capital, then PRF may exercise a right to require the Company to repurchase its revenue interest at a purchase price that reflects a return to PRF (but is reduced by amounts previously paid to PRF). Regardless of the reason for which PRF may be entitled to require the Company to repurchase its revenue interest (in addition to the liquidity events discussed above, PRF may also require it to repurchase its revenue interest if (1) the Company fails to make its minimum payments to them, (2) the Company sells GLIADEL® and AGGRASTAT® (with PRF having partial rights to make the Company repurchase its interest in the event of the sale of one, but not both products), (3) upon the occurrence of a bankruptcy or similar event, or (4) upon a change of control of the Company), the repurchase amount may never exceed three and a half times PRF’s initial investment, or $147 million.

     The Asset Agreement, Supply Agreement, Transition Agreement and Revenue Agreement are attached hereto as Exhibits 2.01, 2.02, 2.03 and 2.04, respectively. A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

	(a)	Financial statements of businesses acquired.

The financial statements required by Rule 3-05 of Regulation S-X will be filed by amendment not later than 60 days after the date that this report is filed.

	(b)	Pro forma financial information.

The pro forma financial information required by Article 11 of Regulation S-X will be filed by amendment not later than 60 days after the date that this report is filed.

(c)	Exhibits

2.01	Asset Transfer and License Agreement between the Company and Merck & Co., Inc., dated as of October 28, 2003.*

2.02	Supply Agreement between the Company and Merck Sharp Dohme (Ireland) Limited, dated as of October 28, 2003.*

2.03	Transition Services Agreement between the Company and Merck & Co., Inc., dated as of October 28, 2003.

2.04	Revenue Interest Assignment Agreement by among the Company, Artery, LLC, GPI Holdings, Inc., Paul Royalty Fund, L.P., and Paul Royalty Fund Holdings II, dated as of October 28, 2003.*

99.1	Press Release of Guilford Pharmaceuticals Inc. issued October 29, 2003.

*	Confidential treatment has been requested for a portion of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUILFORD PHARMACEUTICALS INC.

Dated: November 12, 2003	By: /s/ ANDREW R. JORDAN Andrew R. Jordan Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description

2.01	Asset Transfer and License Agreement between the Company and Merck & Co., Inc., dated as of October 28, 2003.*

2.02	Supply Agreement between the Company and Merck Sharp Dohme (Ireland) Limited, dated as of October 28, 2003.*

2.03	Transition Services Agreement between the Company and Merck & Co., Inc., dated as of October 28, 2003.

2.04	Revenue Interest Assignment Agreement by among the Company, Artery, LLC, GPI Holdings, Inc., Paul Royalty Fund, L.P., and Paul Royalty Fund Holdings II, dated as of October 28, 2003.*

99.1	Press Release of Guilford Pharmaceuticals Inc. issued October 29, 2003.

*	Confidential treatment has been requested for a portion of this exhibit.